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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts", under the heading of "Selected Historical Consolidated Financial Data" and to the use of our report dated March 3, 2004, with respect to the consolidated financial statements of Real Mex Restaurants, Inc. (formerly known as Acapulco Acquisition Corp.) included in the Registration Statement (Amendment No. 3 to Form S-4 No. 333-116310) and related prospectus.

/s/  ERNST & YOUNG LLP

Los Angeles, California
September 8, 2004

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Exhibit 23.1 Consent of Ernst & Young LLP